Exhibit 10.1

EXTENSION OF AMENDMENT NO. 5
TO
COLLABORATION AND LICENSE AGREEMENT
THIS EXTENSION OF AMENDMENT NO. 5 TO COLLABORATION AND LICENSE AGREEMENT (this “Extension,” and such Amendment, “Amendment No. 5”) is entered into as of the 12th day of March, 2025, by and between Incyte Corporation, a Delaware corporation having an office at 1801 Augustine Cut-Off, Wilmington, Delaware (“Incyte”), and Novartis Pharma AG, a company limited by shares organized under the laws of Switzerland having an office at Lichtstrasse 35, 4056 Basel, Switzerland (“Novartis”).
WHEREAS, Incyte and Novartis entered into that certain Collaboration and License Agreement dated as of November 24, 2009 (as amended to date, including by Amendment No. 5, the “Original Agreement”), and that certain Amendment No. 5 dated as of March 20, 2020, which amendment expires in accordance with its terms effective as of March 20, 2025; and
WHEREAS, Incyte and Novartis now wish to amend Amendment No. 5 to extend the expiration date by an additional five (5) years.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.1Section 3.1 of Amendment No. 5 is hereby amended and restated in its entirety as follows (underlining added solely for purpose of illustrating changed language):
“Term of Amendment No. 5. This Amendment No. 5 shall continue in effect until the tenth anniversary of the Effective Date (the “Amendment No. 5 Term”), unless the Parties mutually agree in writing to extend the Amendment No. 5 Term prior to such date, at each Party’s sole discretion. If the Parties fail to reach agreement to extend the term of this Amendment No. 5 by such time, (a) the terms of the Original Agreement and this Amendment No. 5 shall continue with respect to any Non-Fixed Dose JAK Combination Regimen for which FPFV has occurred, notwithstanding the Term and (b) the terms of the Original Agreement, as amended by amendments prior and subsequent to this Amendment No. 5 shall continue in effect, but the provisions of this Amendment No. 5 shall terminate, for any Non-Fixed Dose JAK Combination Regimen for which FPFV has not occurred.”
1.2Effect on Original Agreement. Except to the extent amended pursuant to this Extension, the Original Agreement and Amendment no, 5 shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute and acknowledge this Extension as of the date first written above.

NOVARTIS PHARMA AG	INCYTE CORPORATION
By: /s/ Oliver Jung Name: Oliver Jung Title: Global Program Head	By: /s/ Vijay Iyengar Name: Vijay Iyengar Title: EVP, Global Medical Affairs, Product, and Partnership Strategy

NOVARTIS PHARMA AG
By: Sandra Lazcano del Val Name: Sandra Lazcano del Val Title: Senior Legal Counsel

SIGNATURE PAGE TO EXTENSION OF AMENDMENT NO. 5 TO COLLABORATION AND LICENSE AGREEMENT